$500,000,000


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                          Dated as of November 1, 2006


                                      Among

                            EAGLE BULK SHIPPING INC.

                                  as Borrower,

                              CARDINAL SHIPPING LLC
                               CONDOR SHIPPING LLC
                               FALCON SHIPPING LLC
                              GRIFFON SHIPPING LLC
                              HARRIER SHIPPING LLC
                                HAWK SHIPPING LLC
                               HERON SHIPPING LLC
                               JAEGER SHIPPING LLC
                              KESTREL SHIPPING LLC
                                KITE SHIPPING LLC
                               MERLIN SHIPPING LLC
                               OSPREY SHIPPING LLC
                             PEREGRINE SHIPPING LLC
                               SHIKRA SHIPPING LLC
                              SPARROW SHIPPING LLC
                                TERN SHIPPING LLC

          and the Additional Guarantors party hereto from time to time,

                                 as Guarantors,

                                       and

                         THE ROYAL BANK OF SCOTLAND PLC

                                    as Lender

ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS...................................1

   SECTION 1.01. Certain Defined Terms.........................................1
   SECTION 1.02. Interpretation...............................................13
   SECTION 1.03. Computation of Time Periods..................................13
   SECTION 1.04. Accounting Terms.............................................13

ARTICLE II - AMOUNTS AND TERMS OF THE ADVANCES................................13

   SECTION 2.01. The Commitment...............................................13
   SECTION 2.02. Newbuildings;  Additional Vessels............................14
   SECTION 2.03. Drawdown.....................................................14
   SECTION 2.04. Repayment....................................................15
   SECTION 2.05. Reduction of Commitment......................................16
   SECTION 2.06. Interest.....................................................16
   SECTION 2.07. Interest Rate Determination..................................16
   SECTION 2.08. Fees.........................................................17
   SECTION 2.09. Master Agreement.............................................17
   SECTION 2.10. Increased Costs..............................................18
   SECTION 2.11. Illegality...................................................19
   SECTION 2.12. Payments and Computations....................................19
   SECTION 2.13. Taxes........................................................20

ARTICLE III - CONDITIONS OF EFFECTIVENESS AND LENDING.........................21

   SECTION 3.01. Conditions Precedent to Effectiveness........................21
   SECTION 3.02. Conditions Precedent to Each Newbuilding Advance.............23
   SECTION 3.03. Conditions Precedent to Each Additional Vessel Advance.......25
   SECTION 3.04. Conditions Precedent to Each Advance.........................27

ARTICLE IV - REPRESENTATIONS AND WARRANTIES...................................29

   SECTION 4.01. Representations and Warranties...............................29

ARTICLE V - GUARANTY..........................................................32

   SECTION 5.01. Guaranty.....................................................32
   SECTION 5.02. Obligations Absolute.........................................32
   SECTION 5.03. Guaranty Unconditional.......................................32
   SECTION 5.04. Waiver of Subrogation; Contribution..........................32
   SECTION 5.05. Reinstatement................................................33
   SECTION 5.06. Waiver.......................................................33
   SECTION 5.07. Payments; No Reductions......................................33
   SECTION 5.08. Set-Off......................................................33
   SECTION 5.09. Continuing Guarantee.........................................34
   SECTION 5.10. Right of Contribution........................................34
   SECTION 5.11. Limitation of Liability......................................35

ARTICLE VI - FINANCIAL COVENANTS..............................................35

   SECTION 6.01. Financial Covenants..........................................35

ARTICLE VII - COVENANTS OF THE BORROWER.......................................35

   SECTION 7.01. Affirmative Covenants........................................35
   SECTION 7.02. Negative Covenants...........................................38

ARTICLE VIII - EVENTS OF DEFAULT..............................................40

   SECTION 8.01. Events of Default............................................40

ARTICLE IX - MISCELLANEOUS....................................................42

   SECTION 9.01. Amendments, Etc..............................................42
   SECTION 9.02. Notices, Etc.................................................43
   SECTION 9.03. No Waiver, Remedies..........................................43
   SECTION 9.04. Costs; Expenses..............................................43
   SECTION 9.05. Right of Set-off.............................................44
   SECTION 9.06. Assignments and Participations...............................45
   SECTION 9.07. Judgment.....................................................45
   SECTION 9.08. Governing Law; Submission to Jurisdiction....................46
   SECTION 9.09. Execution in Counterparts....................................46
   SECTION 9.10. WAIVER OF JURY TRIAL.........................................46
   SECTION 9.11. Entire Agreement.............................................47
   SECTION 9.12. Severability of Provisions...................................47
   SECTION 9.12. Master Agreement and Collateral Documents....................47


Exhibit A   -   Form of Notice of Drawdown
Exhibit B   -   Form of Note
Exhibit C   -   Form of Account Charge
Exhibit D   -   Form of Cash Pooling Deed
Exhibit E   -   Form of Mortgage
Exhibit F   -   Form of Assignment of Earnings
Exhibit G   -   Form of Assignment of Insurances
Exhibit H   -   Form of Approved Manager's Undertaking
Exhibit I   -   Form of Credit Agreement Supplement
Exhibit J   -   Form of Compliance Certificate
Exhibit K   -   Form of Assignment of Shipbuilding Contract and Refund Guarantee

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 1, 2006 (as such may be amended, supplemented (including, without limitation, by way of each Credit Agreement Supplement executed and delivered from time to time), or otherwise modified, this "Agreement") among (i) EAGLE BULK SHIPPING INC., a Marshall Islands corporation (the "Borrower"), (ii) CARDINAL SHIPPING LLC, CONDOR SHIPPING LLC, FALCON SHIPPING LLC, GRIFFON SHIPPING LLC, HARRIER SHIPPING LLC, HAWK SHIPPING LLC, HERON SHIPPING LLC, JAEGER SHIPPING LLC, KESTREL SHIPPING LLC, KITE SHIPPING LLC, MERLIN SHIPPING LLC, OSPREY SHIPPING LLC, PEREGRINE SHIPPING LLC, SHIKRA SHIPPING LLC, SPARROW SHIPPING LLC and TERN SHIPPING LLC, each a Marshall Islands limited liability company (collectively, the "Initial Guarantors"), and the Additional Guarantors party hereto from time to time, and (iii) THE ROYAL BANK OF SCOTLAND PLC, as Lender (the "Lender").

                             PRELIMINARY STATEMENTS:

         1. The Borrower, the Initial Guarantors and the Lender are parties to an Amended and Restated Credit Agreement dated as of July 28, 2006 (the "Existing Credit Agreement") providing for a reducing revolving credit facility in the principal amount of $450,000,000.

         2. The Borrower has requested that the Lender amend and restate the Existing Credit Agreement to increase the principal amount of the reducing revolving credit facility under the Existing Credit Agreement from $450,000,000 to $500,000,000 in order (a) to continue financing Delivered Vessels, (b) to provide working capital in an amount up to $15,000,000 at any time, (c) to finance Newbuilding Predelivery Costs relating to Newbuildings, and (d) to finance a portion of the purchase price of Additional Vessels,.

         3. The Initial Guarantors have agreed, in order to induce the Lender to make such additional amounts available to the Borrower hereunder, to guarantee all of the obligations of the Borrower under this Agreement, the Note and the other Loan Documents.

         4. The Lender has agreed to amend and restate the Existing Credit Agreement to make available a reducing revolving credit facility in the aggregate principal amount of up to $500,000,000 to the Borrower upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Account Charges" means each of the deeds containing, among other things, a first priority account charge made or to be made by a Guarantor in favor of the Lender in respect of such Guarantor's Operating Account and in substantially the form of Exhibit C (as amended from time to time in accordance with its terms).

         "Accounting Information" means the quarterly financial statements and/or the annual audited financial statements to be provided by the Borrower to the Lender in accordance with Section 7.01(h).

         "Accounting Period" means each consecutive period of approximately three months (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered in accordance with Section 7.01(h).

         "Additional Guarantor" means any wholly-owned Subsidiary of the Borrower formed under the laws of the Republic of the Marshall Islands that (i) is acceptable to the Lender in its sole and absolute discretion, and (ii) shall execute and deliver to the Lender a Credit Agreement Supplement.

         "Additional Vessel" means any dry bulk carrier (other than a Delivered Vessel) which the Borrower notifies to the Lender pursuant to Section 2.02(b) as a vessel which the Borrower wishes to finance or purchase with the assistance of an Advance, and which the Lender, in its sole and absolute discretion, shall notify to the Borrower as being acceptable to the Lender, in accordance with
Section 2.02(b), and which is or is to be registered in the ownership of a Guarantor under the laws and flag of the Marshall Islands, and everything belonging to such vessel; and "Additional Vessels" means, collectively, all such vessels approved by the Lender in accordance with Section 2.02(b).

         "Additional Vessel Advances" has the meaning specified in Section 2.01(d).

         "Adjusted Net Worth" means, in respect of an Accounting Period, the amount of Total Assets less Consolidated Debt.

         "Advance" has the meaning specified in Section 2.01.

         "Advance Ratio" has the meaning specified in Section 2.07(a).

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such Person or to direct or cause direction of the management and policies of such Person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

         "Agreement" has the meaning specified in the recital hereto.

         "Applicable Margin" means, in relation to each Accounting Period (or relevant portion thereof), (i) if the Advance Ratio for such Accounting Period is less than fifty percent (50%), seventy-five hundredths of one percent (0.75%) per annum, and (ii) if the Advance Ratio for such Accounting Period is equal to or greater than fifty percent (50%), eighty-five hundredths of one percent (0.85%) per annum.

         "Approved Broker" means, as the context may require, any of H. Clarkson & Company, Galbraiths Limited, Braemar Seascope or such other independent London based sale and purchase ship broker as may from time to time be appointed by the Lender.

         "Approved Manager" means, as the context may require, either of (i) Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company with offices currently at 477 Madison Avenue, New York, New York, or any other company approved by the Lender from time to time as the commercial manager of a Vessel, which approval shall not unreasonably be withheld, and (ii) V Ships Management Ltd., an Isle of Man company with offices at Eaglehurst, Belmont Hill, Douglas, Isle of Man, or any other company approved by the Lender from time to time as the technical manager of a Vessel, which approval shall not unreasonably be withheld.

         "Approved Manager's Undertakings" means each of the undertakings made or to be made by an Approved Manager in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit H (as amended from time to time in accordance with its terms).

         "Assignments of Earnings" means each of the first priority assignments of earnings made or to be made by a Guarantor in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit F (as amended from time to time in accordance with its terms).

         "Assignments of Insurances" means each of the first priority assignments of insurances made or to be made by a Guarantor in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit G (as amended from time to time in accordance with its terms).

         "Assignments of Shipbuilding Contract and Refund Guarantee" means each of the first priority assignments to be made by a Guarantor in favor of the Lender in respect of the Shipbuilding Contract and Refund Guarantees relating to a Newbuilding and in substantially the form of Exhibit K (as amended from time to time in accordance with its terms).

         "Available Free Cash" means, for any Accounting Period, (i) EBITDA less Interest Expenses for such Accounting Period, minus (ii) a reasonable reserve for drydocking and maintenance for all Vessels during the twelve months following such Accounting Period, plus (iii) the amount of any non-cash charges relating to compensation payable to management of the Borrower pursuant to the limited liability company agreement of Eagle Ventures.

         "Borrower" has the meaning specified in the recital hereof.

         "Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

         "Cash Pooling Deeds" means each of the deeds containing, among other things, instructions regarding an Operating Account made or to be made by the Borrower and the relevant Guarantor in favor of the Lender in substantially the form of Exhibit D (as amended from time to time in accordance with its terms).

         "Change of Control" means the occurrence of any of the following: (a) the Borrower ceases directly to own one hundred percent (100%) of the membership interests of each of the Guarantors, or (b) a Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Kelso & Company shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of the Borrower and such Person or group shall at such time own more shares of the Borrower than Kelso & Company, or (c) the board of directors of the Borrower ceases to consist of a majority of the existing directors who constitute the board of directors as of the date hereof or directors nominated by such existing directors or Kelso & Company, or (d) Sophocles Zoullas shall cease to be the chief executive officer of the Borrower.

         "Classification Society" means in respect of any Vessel, Bureau Veritas, Det norske Veritas, Nippon Kaiji Kyokai or, in any case, such other classification society as is selected by the Borrower with the prior consent of the Lender.

         "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Lender.

         "Collateral Documents" means (a) this Agreement (where the context so admits), (b) the Account Charges, (c) the Master Agreement Security Deed, (d) the Mortgages, (e) the Assignments of Earnings, (f) the Assignments of Insurances, (g) the Approved Manager's Undertakings, (h) the Security Interest Deed, (i) the Assignments of Shipbuilding Contract and Refund Guarantee, and (j) any other document that provides for the guarantee of the obligations of any Person under any Loan Document or that creates, or purports to create, a Lien in favor of, or for the benefit of, the Lender.

         "Commitment" means, at any time, the maximum sum available to be advanced at such time by the Lender to the Borrower pursuant to Section 2.01 of this Agreement, as such amount may be reduced from time to time pursuant to Sections 2.05, 2.10, 2.11 or 8.01.

         "Commitment Period" has the meaning specified in Section 2.01.

         "Commitment Termination Date" means (i) July 28, 2016 or, if such day is not a Business Day, the next succeeding Business Day, provided that, if such succeeding Business Day would fall in the next following calendar month, the Commitment Termination Date shall be the immediately preceding Business Day, or
(ii) such earlier day as the Commitment shall have been canceled in full pursuant to the provisions of this Agreement.

         "Compliance Certificate" means, as of any relevant date, a certificate of the chief financial officer of the Borrower which sets forth the calculations required to establish whether the Borrower was in compliance with the provisions of Article VI as of such date in substantially the form of Exhibit J.

         "Consolidated Debt" means, in respect of an Accounting Period, the aggregate amount of Debt due by the members of the Group (other than any such Debt owing by any member of the Group to another member of the Group) as stated in the then most recent Accounting Information.

         "Credit Agreement Supplement" means a supplement to this Agreement made or to be made by an Additional Guarantor by which it becomes a Guarantor hereunder, substantially the form of Exhibit I (as amended from time to time in accordance with its terms).

         "Current Assets" means, in respect of each Accounting Period on a consolidated basis for the Group, the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realizable within one year, inventories and prepaid expenses which are to be charged to income within one year less any doubtful debts and any discounts or allowances given as stated in the then most recent Accounting Information.

         "Debt" means in relation to any member of the Group (the "debtor"):

                  (a) Financial Indebtedness of the debtor;

                  (b) liability for any credit to the debtor from a supplier of goods or services or under any instalment purchase or payment plan or other similar arrangement;

                  (c) contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the Accounting Information;

                  (d) deferred tax of the debtor; and

                  (e) liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person who is not a member of the Group which would fall within
         (a) to (d) if the references to the debtor referred to the other person.

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Delivered Vessels" means, collectively, the vessels described in
Schedule II hereto.

         "Dollars" and the sign "$" each means lawful money of the United States of America.

         "Drawdown Date" means each requested date for the borrowing of an Advance, which shall not be later than the Commitment Termination Date.

         "Eagle Ventures" means Eagle Ventures LLC, a Marshall Islands limited liability company.

         "Early Termination Date" has the meaning ascribed thereto in Section 14 of the Master Agreement.

         "EBITDA" means, in respect of an Accounting Period, the aggregate amount of consolidated pre-tax profits of the Group before extraordinary or exceptional items, depreciation, interest, rentals under finance leases and similar charges payable as stated in the then most recent Accounting Information.

         "Effective Date" means the first date on which the conditions precedent set forth in Section 3.01 shall be satisfied (or waived in writing by the Lender).

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement based upon or arising out of any Environmental Law including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions, or fines, penalties or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, or injunctive relief arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

         "Event of Loss", means any of the following events: (x) the actual or constructive total loss or the agreed or compromised total loss of a Vessel; or
(y) the capture, condemnation, confiscation, requisition (excluding any requisition for hire for a fixed period not in excess of ninety (90) days), purchase, seizure or forfeiture of, or any taking of title to, a Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Vessel, at noon Greenwich Mean Time on the date of such loss or if that is not known on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if the relevant Vessel shall have been returned to the relevant Borrower following any capture, requisition or seizure referred to in clause (y) above prior to the date upon which payment is required to be made under Section 2.04(d), no Event of Loss shall be deemed to have occurred by reason of such capture, requisition or seizure.

         "Events of Default" has the meaning specified in Section 8.01.

         "Existing Credit Agreement" has the meaning specified in the Preliminary Statements hereof.

         "Fair Market Value" means, (a) in relation to any Vessel, the fair market value of such Vessel, and (b) in relation to any Newbuilding, the fair market value of the Shipbuilding Contract relating to such Newbuilding less any amount remaining unpaid to the relevant shipyard under such Shipbuilding Contract, such fair market value in each case determined by means of a valuation made (at the expense of the Borrower) at any relevant time by an Approved Broker. Such valuation shall be made with or without physical inspection of such Vessel or Newbuilding (as the Lender may require), on the basis of a sale for prompt delivery for cash at arms' length on normal commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contracts of employment, and shall be conclusive evidence of the fair market value of such Vessel or Newbuilding at the date of such valuation.

         "Financial Indebtedness" means, in relation to any member of the Group (the "debtor"), a liability of the debtor:

                  (a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

                  (b) under any loan stock, bond, note or other security issued by the debtor;

                  (c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

                  (d) under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

                  (e) under any foreign exchange transaction, interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

                  (f) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person.

         "GAAP" means accounting principles, concepts, bases and policies generally adopted and accepted in the United States of America consistently applied.

         "Group" means the Borrower and its Subsidiaries (whether direct or indirect and including, but not limited to, the Guarantors) from time to time and "member of the Group" shall be construed accordingly.

         "Guaranteed Obligations" has the meaning specified in Section 5.01.

         "Guarantors" means, collectively, the Initial Guarantors and each Additional Guarantor, if any, and "Guarantor" means any of them as the context may require.

         "Guaranty" means the joint and several guaranty of the Guarantors provided in Article V as supplemented by each Credit Agreement Supplement executed and delivered from time to time.

         "Indemnified Party" has the meaning specified in Section 9.04(c).

         "Initial Guarantors" has the meaning specified in the recital hereto.

         "Interest Expenses" means, in respect of an Accounting Period, the aggregate on a consolidated basis of all interest incurred by any member of the Group (excluding any amounts owing by one member of the Group to another member of the Group) and any net amounts payable under interest rate hedge agreements.

         "Interest Period" means, in relation to each Advance (or any relevant portion thereof), (x) in the case of the first such period, the period commencing on the Drawdown Date for such Advance (or any relevant portion thereof) and ending on the last day of the period selected by the Borrower pursuant to the provisions below and (y) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be three, six or twelve months (or such other period as may be requested by the Borrower and consented to by the Lender so as to ensure that the Commitment Termination Date is the last day of an Interest Period) as the Borrower may, upon notice received by the Lender not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select or request; provided, however, that:

                  (a) the Borrower may not select any Interest Period that ends after (A) any Scheduled Commitment Reduction Date, unless the aggregate outstanding principal amount of Advances which have Interest Periods which end or are deemed to end after such Scheduled Commitment Reduction Date will not exceed the aggregate amount of the Lender's Commitment on such Scheduled Commitment Reduction Date or (B) the Commitment Termination Date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (c) whenever the first day of any Interest Period occurs on a day in a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

                  (d) any notice given by the Borrower selecting the duration of an Interest Period shall be irrevocable and, if the Borrower fails to select an Interest Period then, subject as provided herein, the Borrower shall be deemed to have selected an Interest Period of three
         (3) months; and

                  (e) the Lender, in its sole and absolute discretion, is satisfied that deposits in Dollars for a period equal to such Interest Period will be available to the Lender in the London Interbank Market at the commencement of such Interest Period and, if the Lender is not so satisfied, such Interest Period shall be of such duration as the Lender and the Borrower shall agree (or, in the absence of such agreement, as the Lender shall specify).

         "ISM Code" means in relation to its application to each Guarantor, any relevant Approved Manager, each Vessel and its operation, the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization ("IMO") as Resolution A.741(18) and Resolution A.913(22) (superseding Resolution A.788(19)), as the same may be amended, supplemented or replaced from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the meanings specified in the ISM Code).

         "ISPS Code" means in relation to its application to each Guarantor, any relevant Approved Manager, each Vessel and its operation, the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).

         "Kelso & Company" means, collectively, Kelso & Company, L.P., a Delaware limited partnership, and its Affiliates.

         "Lender" has the meaning ascribed thereto in the recital hereof.

         "Lender's Account" means the account of the Lender maintained by the Lender with American Express Bank Limited, 3 World Financial Center, 23rd Floor, New York, New York 10285-2300, Account No. 00261123, SWIFT: AEIBUS33, or such other account as may from time to time be notified by the Lender to the Borrower.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

         "Loan Documents" means this Agreement, the Master Agreement, the Cash Pooling Deeds, the Note and the Collateral Documents.

         "Mandatory Cost Rate" means the percentage rate which represents the cost to the Lender, relative to the Advances, of compliance with the requirements of the Bank of England, the Financial Services Authority or any other regulatory authority, as determined by the Lender in accordance with the formula detailed in Schedule I hereto.

         "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.

         "Master Agreement" means the Master Agreement (on the 1992 ISDA (Multicurrency-Cross Border) form as amended) dated as of June 28, 2005 between the Borrower and the Lender pursuant to which the Borrower and the Lender may enter into one or more interest rate swap transactions to hedge the Borrower's exposure under this Agreement to interest rate fluctuations and/or one or more forward foreign exchange transactions to hedge the Borrower's exposure in respect of any Shipbuilding Contract to currency exchange rate fluctuations and/or one or more forward freight transactions to hedge the Borrower's exposure in respect of ocean freight rate fluctuations and/or one or more forward bunker contracts to hedge the Borrower's exposure in respect of fluctuations in bunker fuel prices, and includes all transactions from time to time entered into and confirmations from time to time exchanged under such Master Agreement, and any amending, supplementing or replacement agreements made from time to time.

         "Master Agreement Security Deed" means the deed dated July 7, 2005 made by the Borrower in favor of the Lender containing, among other things, a charge in respect of the Master Agreement (as amended from time to time in accordance with its terms).

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect upon (a) the condition (financial or otherwise), operations, assets or business of such Person and its Subsidiaries, taken as a whole, (b) the ability of such Person to perform any of its material obligations under any Loan Document to which it is a party, or (c) the material rights and remedies of the Lender under any Loan Document to which such Person is a party.

         "Memorandum of Agreement" means, in relation to an Additional Vessel, a memorandum of agreement executed by the owner of such Vessel, as seller, and a Guarantor, as buyer, providing for the purchase by such Guarantor of such Vessel (as amended from time to time in accordance with its terms).

         "Mortgage" means each of the first preferred mortgages made or to be made by a Guarantor in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit E, as the same may be amended in accordance with this Agreement (as amended from time to time in accordance with its terms).

         "Newbuilding" means any dry bulk carrier to be built which the Borrower notifies to the Lender pursuant to Section 2.02(a), the Newbuilding Predelivery Costs of which the Borrower wishes to finance with the assistance of one or more Advances, and which the Lender, in its sole and absolute discretion, shall notify to the Borrower as being acceptable to the Lender, in accordance with
Section 2.02(a); and "Newbuildings" means, collectively, all such dry bulk carriers to be built and approved by the Lender in accordance with Section 2.02(a).

         "Newbuilding Advances" has the meaning specified in Section 2.01(c).

         "Newbuilding Predelivery Costs" means, collectively, (i) amounts payable by or for the account of a Guarantor to the relevant shipyard in respect of a Newbuilding prior to its delivery under the relevant Shipbuilding Contract,
(ii) any other costs incurred by or for the account of a Guarantor for the construction of such Newbuilding, including supervision of such construction,
(iii) the fee payable under Section 2.08(a), and (iv) interest accrued under this Agreement on any outstanding Newbuilding Advance relating to such Newbuilding.

         "Note" means the promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from the Advances made or to be made by the Lender.

         "Notice of Drawdown" has the meaning specified in Section 2.03(a).

         "Obligors" means, collectively, the Borrower and the Guarantors, and "Obligor" means any of them as the context may require.

         "Operating Accounts" means each of the accounts opened or to be opened in the name of a Guarantor with the Lender (or such other account with any other branch of the Lender or with a bank or financial institution other than the Lender (whether associated with the Lender or not) substituted therefor pursuant to this Agreement).

         "Other Taxes" has the meaning specified in Section 2.13(b).

         "Permitted Encumbrances" has the meaning specified in the Mortgages.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "RBS LIBOR" means, for any Interest Period, the rate per annum at which deposits in Dollars in an amount approximately equal to the Advances (or any relevant portion thereof) are (or would have been) offered by the Lender to leading banks in the London Interbank Dollar Market at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period for a period equal to such Interest Period and for delivery on the first Business Day thereof.

         "Refund Guarantees" means, in relation to a Newbuilding, the refund guarantees issued or to be issued by a refund guarantor from time to time in favor of a Guarantor in respect of the refund obligations of the relevant shipyard under the Shipbuilding Contract relating to such Newbuilding (as amended from time to time in accordance with its terms).

         "Relevant Interest Rate" means RBS LIBOR, or, in the case where a Transaction is to be, or has been entered into under the Master Agreement and the Borrower has not made an election pursuant to Section 2.06(d), TELERATE.

         "Relevant Percentage" means, in relation to (a) any Vessel that is sold or becomes the subject of an Event of Loss, or (b) any Newbuilding that is sold (whether by sale of such Newbuilding or the relevant Shipbuilding Contract), a fraction (expressed as a percentage, rounded up to the nearest tenth of a percent) where (i) the numerator is the Fair Market Value of the Vessel or Newbuilding sold or lost, and (ii) the denominator is the Security Value of all Vessels and Newbuildings (including the Vessel or Newbuilding sold or lost), in each case determined on the basis of the most recent valuation(s) delivered pursuant to Section 3.01(a)(xvi), 3.02(c)(v), 3.03(c)(iv) or 7.01(l)(ii).

         "Scheduled Commitment Reduction Date" means July 27, 2012 and each day every six (6) months thereafter until and including the Commitment Termination Date or, if any such day is not a Business Day, the next succeeding Business Day, provided that, if such succeeding Business Day would fall in the next following calendar month, the Scheduled Commitment Reduction Date shall be the immediately preceding Business Day.

         "Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.

         "Security Interest Deed" means the deed dated July 28, 2006 among the Borrower, the Initial Guarantors and the Lender containing, among other things, a charge in respect of the Designated Account of the Borrower with the Lender described therein (as amended or supplemented from time to time in accordance with its terms).

         "Security Value" means, in respect of any relevant date, the aggregate amount of (a) the Fair Market Value of all Newbuildings which have not been delivered, where the relevant Shipbuilding Contract for each such Newbuilding is then subject to an Assignment of Shipbuilding Contract and Refund Guarantee, and
(b) the Fair Market Value of all Vessels then subject to a Mortgage and which have not become the subject of an Event of Loss (determined on the basis of the most recent valuation(s) for each Newbuilding and each Vessel in each case determined on the basis of the most recent valuation(s) delivered pursuant to
Section 3.01(a)(xvi), 3.02(c)(v), 3.03(c)(iv) or 7.01(l)(ii).

         "Shipbuilding Contract" means, in relation to a Newbuilding, the shipbuilding contract entered into between the shipyard undertaking to build such Newbuilding and a Guarantor, as buyer, providing for the purchase by such Guarantor of such Newbuilding (as amended from time to time in accordance with its terms).

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such

Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of (a) the voting stock or membership interests of such corporation or company, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Tangible Fixed Assets" means, in respect of an Accounting Period, the value (less depreciation computed in accordance with GAAP) on a consolidated basis of all tangible fixed assets of the Group as stated in the then most recent Accounting Information; provided that, for the purposes of determining compliance with the covenants set forth in Article VI, the amount of Tangible Fixed Assets attributable to the Vessels shall be equal to the aggregate market value of the Vessels (as determined by an independent London shipbroker acceptable to the Lender) rather than the value of the Vessels as stated in the then most recent Accounting Information.

         "Taxes" has the meaning specified in Section 2.13(a).

         "TELERATE"  means, for any Interest Period:

                  (a) the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, that Interest Period or other relevant period which appears on REUTERS BBA Page LIBOR 01 at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period or other period (and, for the purposes of this Agreement, "REUTERS BBA Page LIBOR 01" means the display designated as "REUTERS BBA Page LIBOR 01" on the Reuters Money News Service or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars); or

                  (b) if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Lender to be the rate per annum which leading banks in the London Interbank Market offer for deposits in Dollars in the London Interbank Market at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period or other period for a period equal to that Interest Period or other period and for delivery on the first Business Day of it.

         "Total Assets" means, in respect of an Accounting Period, the aggregate of Current Assets and Tangible Fixed Assets.

         "Transaction" has the meaning ascribed thereto in the introductory paragraph of the Master Agreement.

         "Vessels" means, collectively, the Delivered Vessels and the Additional Vessels, and everything belonging to each such vessel, and, in the case of each Additional Vessel, to be purchased by a Guarantor, and in each case registered or to be registered by such Guarantor in its ownership under the laws and flag of the Republic of the Marshall Islands, and "Vessel" means any of them as the context may require.

         "Working Capital Advances" has the meaning specified in Section
2.01(b).

         SECTION 1.02. Interpretation. When used in this Agreement, (i) the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified and (ii)whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

         SECTION 1.03. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 1.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. The Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make available advances (each an "Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date (the "Commitment Period") in an aggregate amount not to exceed at any time an aggregate principal amount of $500,000,000 as follows:

         (a) Effective as of the Effective Date, all "Advances" outstanding under the Existing Credit Agreement shall automatically be deemed Advances made and outstanding hereunder;

         (b) Up to an aggregate principal amount of $15,000,000, in one or more Advances for working capital purposes (collectively, the "Working Capital Advances");

         (c) Up to an aggregate principal amount of $50,000,000, in up to seven
(7) Advances outstanding at any time, each of which shall be applied by the Borrower to assist a Guarantor to finance Newbuilding Predelivery Costs (collectively, the "Newbuilding Advances"); and

         (d) The balance of the Commitment, after deducting the aggregate principal amount of all Advances outstanding as of the date of any Notice of Drawdown, in one or more Advances, each of which shall be applied by the Borrower to assist a Guarantor to finance a portion of the purchase price of an Additional Vessel under the relevant Memorandum of Agreement or Shipbuilding Contract (collectively, the "Additional Vessel Advances");

Provided, however, the amount of any Newbuilding Advance or Additional Vessel Advance shall be an amount which, together with all other Advances of the Commitment then outstanding, shall not exceed seventy-five percent (75%) of the Security Value as of the date of such Advance.

         Within the limits of the Commitment, and of Section 2.02, the Borrower may borrow under this Section 2.01, repay pursuant to Section 2.04 and reborrow under this Section 2.01.

         SECTION 2.02. Newbuildings; Additional Vessels. (a) Where the Borrower wishes to borrow a Newbuilding Advance, the Borrower shall notify the Lender (i) the general description and deadweight tonnage of the relevant dry bulk carrier to be built (which shall be between 25,000 and 85,000 deadweight tons), (ii) the identity of the shipyard, (iii) the identity of the Guarantor, (iv) the purchase price to be paid by such Guarantor in respect of such dry bulk carrier to be built, (v) the identity of the shipyard's refund guarantor, and (vi) such further information as the Lender may require. The Borrower shall also provide the Lender with a true and complete copy of the relevant Shipbuilding Contract and any Refund Guarantees for such dry bulk carrier to be built. The Lender shall, as soon as reasonably practical, notify the Borrower of the Lender's acceptance or rejection of such dry bulk carrier to be built for the purposes of an Advance, which acceptance or rejection shall be in the absolute discretion of the Lender.

         (b) Where the Borrower wishes to borrow an Additional Vessel Advance in relation to the proposed purchase of a vessel by a Guarantor, the Borrower shall notify the Lender (i) the name of such vessel (ii) the general description and deadweight tonnage (which shall be between 25,000 and 85,000 deadweight tons),
(iii) the age of such vessel (which shall not be greater than ten years at the time of delivery to such Guarantor), (iv) the identity of the current owner, (v) the identity of the Guarantor, (vi) the purchase price of such vessel paid or to be paid by such Guarantor, and (vii) such further information as the Lender may require. If available, the Borrower shall also provide the Lender with a true and complete copy of the relevant Memorandum of Agreement or Shipbuilding Contract for such vessel. The Lender shall, as soon as reasonably practical, notify the Borrower of the Lender's acceptance or rejection of such vessel for the purposes of an Advance, which acceptance or rejection shall be in the absolute discretion of the Lender.

         SECTION 2.03. Drawdown. (a) Each Advance shall be made on notice given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the proposed Drawdown Date by the Borrower to the Lender. Each such notice of drawdown (a "Notice of Drawdown") shall be in writing, in substantially the form of Exhibit A hereto, specifying therein (i) the requested Drawdown Date, which shall be a Business Day during the Commitment Period, (ii) the aggregate principal amount of the Advance requested on such Drawdown Date, and if it is a Working Capital Advance, Newbuilding Advance or Additional Vessel Advance, (iii) the duration of the initial Interest Period applicable to such Advance, and (iv) the recipients (including payment instructions) of the proceeds of such Advance. Upon fulfillment of the applicable conditions set forth in Article III, the Lender will make such funds available to, or for the account of, the Borrower according to the payment instructions set forth in the Notice of Drawdown. Each Additional Vessel Advance shall be $5,000,000 or an integral multiple of $1,000,000 in excess thereof, each Working Capital Advance shall be $1,000,000 or an integral multiple thereof, and each Newbuilding Advance shall be $100,000 or an integral multiple thereof.

         (b) Each Notice of Drawdown shall be irrevocable and binding on the Borrower. The Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the Drawdown Date specified in any Notice of Drawdown the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Advance to be made by the Lender on such Drawdown Date when such Advance, as a result of such failure, is not made on such date.

         SECTION 2.04. Repayment. (a) On any day on which the aggregate principal amount of the Advances exceeds the aggregate amount of the Lender's Commitment, the Borrower shall repay the principal amount of Advances in an amount equal to such excess.

         (b) Concurrently with the delivery of a Newbuilding by the relevant shipyard to the relevant Guarantor in accordance with the relevant Shipbuilding Contract, the Borrower shall repay in full each outstanding Newbuilding Advance relating to such Newbuilding.

         (c) The Borrower shall repay in full all outstanding Advances immediately upon the occurrence of a Change of Control.

         (d) In addition to, and without limitation of, the provisions of
Section 7.01(l), on (i) the date of completion of any sale of a Newbuilding or the relevant Shipbuilding Contract by the relevant Guarantor, (ii) the date of any transfer of title of a Vessel by the relevant Guarantor, and (iii) the earlier of (A) the date which is one hundred fifty (150) days following an Event of Loss of a Vessel, and (B) the date of receipt by the relevant Guarantor, the Borrower or the Lender of the insurance proceeds relating to such Event of Loss, the Borrower shall repay the Advances in an amount equal to the Relevant Percentage of the Advances outstanding immediately prior to such sale or Event of Loss.

         (e) The Borrower may, upon not less than fourteen (14) Business Days' notice to the Lender identifying the Advance to be prepaid in whole or in part and stating the proposed date and aggregate principal amount of such prepayment (which notice shall be irrevocable), and if such notice is given the Borrower shall, prepay the outstanding principal amount of such Advance in whole or in part; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $5,000,000 in excess thereof (or, if the aggregate outstanding principal amount of such Advance is less, such aggregate principal amount).

         (f) Anything contained in this Agreement to the contrary notwithstanding, all then outstanding Advances shall be repaid on the Commitment Termination Date.

         (g) With respect to each repayment of Advances required by this Section 2.04, the Borrower may designate the specific Advance or Advances pursuant to which a repayment is made, provided that all Advances with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Advances. In the absence of a designation by the Borrower as described in the preceding sentence, the Lender shall, subject to the preceding provisions of this subsection (g), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 9.04(b).

         (h) Each such repayment of any Advance or relevant part thereof shall be accompanied by accrued interest to the date of such prepayment on the principal amount so repaid plus any amount payable pursuant to Section 9.04(b).

         SECTION 2.05. Reduction of Commitment. (a) On each Scheduled Commitment Reduction Date prior to the Commitment Termination Date, the Lender's Commitment shall be reduced by an amount equal to $28,750,000, and the Lender's Commitment shall be reduced to nil on the Commitment Termination Date.

         (b) The Commitment shall be cancelled in full immediately upon the occurrence of a Change of Control.

         (c) The Borrower may, upon not less than five (5) Business Days' notice to the Lender, terminate in whole or reduce in part the unused portion of the Commitment; provided, however, that each partial reduction of the Commitment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof.

         SECTION 2.06. Interest. (a) Ordinary Interest. Subject to subsection
(c) of this Section 2.06, the Borrower shall pay interest on the aggregate unpaid principal amount of each Advance from the relevant Drawdown Date until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of (i) the Relevant Interest Rate for such Interest Period plus (ii) the Applicable Margin in effect from time to time, plus (iii) the Mandatory Cost Rate in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three (3) months, on each day that occurs during such Interest Period every three (3) months from the first day of such Interest Period.

         (b) Default Interest. The Borrower shall pay on demand interest on the unpaid principal amount of each Advance and on the unpaid amount of all interest, fees and other amounts then due and payable hereunder that is not paid when due from the due date thereof to the date paid, at a rate per annum equal at such time to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above.

         (c) Interest Upon Default. Upon the occurrence and during the continuance of any Event of Default (or, in the case of any involuntary proceeding described in Section 8.01(f), a Default), the Borrower shall pay interest on the aggregate unpaid principal amount of each Advance from the date of the occurrence of such Event of Default or Default, as the case may be, until such Event of Default or Default, as the case may be, shall have been cured or waived, at a rate per annum equal to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above.

         (d) Interest Rate when Transactions under Master Agreement. If a Transaction is to be entered into under the Master Agreement to hedge the Borrower's exposure under this Agreement to interest rate fluctuations, the Relevant Interest Rate for each Interest Period applicable to any Advance the subject of the Transaction (commencing with the first Interest Period relating to such Transaction) shall be TELERATE unless the Borrower, by giving written notice (which shall be irrevocable) to the Lender not later than 11.00 A.M. (New York City time) three Business Days before the commencement of such first Interest Period, elects that the Relevant Interest Rate shall be RBS LIBOR rather than TELERATE.

         SECTION 2.07. Interest Rate Determination. (a) The Lender shall calculate in relation to each Accounting Period the ratio (expressed as a percentage) (the "Advance Ratio") of (i) the aggregate amount of Advances outstanding on the first day of such Accounting Period, to (ii) the Security Value on the first day of such Accounting Period, determined on the basis of valuations delivered to the

Lender pursuant to Section 7.01(l)(ii) not more than twenty-one (21) days prior to the first day of such Accounting Period; provided, however, if valuations are not timely delivered for such purpose, then the Security Value for such Accounting Period shall be deemed to be $1.00; and provided further, however, that the Advance Ratio for the Accounting Period in which the Effective Date falls shall be calculated on the basis of the aggregate amount of Advances outstanding on the Effective Date and the valuation(s) delivered pursuant to
Section 3.01(a)(xvi).

         (b) The Lender shall give prompt notice to the Borrower of the applicable interest rate determined by the Lender for purposes of Section 2.06(a).

         SECTION 2.08. Fees. (a) The Borrower agrees to pay to the Lender a non-refundable arrangement fee of $250,000 on the date hereof.

         (b) The Borrower agrees to pay to the Lender a commitment fee on the unused portion of the Lender's Commitment from the Effective Date until the Commitment Termination Date, calculated on a 360 day year basis, at a rate per annum equal to 0.25%, payable quarterly in arrears.

         SECTION 2.09. Master Agreement. (a) If for any reason any Advance is not drawn down under this Agreement but nonetheless a Transaction has been entered into under the Master Agreement to hedge the Borrower's exposure under this Agreement to interest rate fluctuations in relation thereto then, subject to Section 2.09(c), the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by the Master Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any Person the Lender in its absolute discretion decides, and in the event of the Lender exercising any part of its entitlement aforesaid the Borrower's continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the reduction schedule for the Commitment taking into account the fact that such Advance has not been advanced.

         (b) In the case of repayment of all or part of any Advance under this Agreement or a reduction of the Commitment (whether scheduled or not) then, subject to Section 2.09(c), the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, transfer or assign all or such part of the rights, benefits and obligations created by the Master Agreement which equate or relate to the Advance so repaid or prepaid or the part of the Commitment so reduced and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Lender in its absolute discretion decides, and in the case of such repayment or a partial prepayment or reduction of part of the Commitment and the Lender exercising any part of its entitlement as aforesaid the Borrower's continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the reduction schedule (as it may be amended) for the Commitment taking account of the fact that more or less than the originally scheduled amount of the Commitment remains outstanding.

         (c) If either (i) less than the full amount of any Advance is drawn down under this Agreement, or (ii) more or less than the originally scheduled amount of the Commitment remains outstanding following a repayment or a reduction of the Commitment under this Agreement, and the Lender in its absolute discretion agrees, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of an Advance, the Borrower shall within ten (10) days of being notified by the Lender of such requirement provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender acting reasonably be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation, and be entered into between such parties, as the Lender in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document (as defined in Section 14 of the Master Agreement).

         (d) The Borrower shall on the first written demand of the Lender indemnify the Lender in respect of all loss, cost and expense (including the fees of legal advisers) incurred or sustained by the Lender as a consequence of or in relation to the effecting of any matters or transactions referred to in this Section 2.09.

         (e) Without prejudice to or limitation of the obligation of the Borrower under Section 2.09(d), in the event that the Lender exercises any of its rights under Section 2.09(a) or (b) and such exercise results in all or part of a Transaction being terminated, such termination shall be treated under the Master Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Agreement) effected by the Lender after an Event of Default by the Borrower and, accordingly, the Lender shall be permitted to recover from the Borrower payment for early termination calculated in accordance with the provisions of Section 6(e)(i) of the Master Agreement.

         SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change in the Mandatory Cost Rate) in or in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other governmental authority in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), there shall be
(x) imposed, modified or deemed applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, the Lender or (y) imposed on the Lender any other condition relating to this Agreement or the Advances, and the result of any event referred to in clause (x) or (y) shall be to increase the cost to the Lender of agreeing to make or making, funding or maintaining the Advances, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost; provided, however, that, before making any such demand, the Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for making and maintaining the Advances if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority in regard to capital adequacy (whether or not having the force of law), in any case in which such law, regulation, guideline or request became effective or was made after the date hereof, has or would have the effect of reducing the rate of return on the capital of, or maintained by, the Lender or any corporation controlling the Lender as a consequence of the Lender's Commitment or the Advances hereunder and other commitments of such type, by increasing the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender, to a level below that which the Lender or any corporation controlling the Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into account the Lender's or such corporation's policies with respect to capital adequacy) then the Borrower shall, from time to time, pay the Lender, upon demand by the Lender, such additional amount as may be specified by the Lender as being sufficient to compensate the Lender for such reduction in return, to the extent that the Lender reasonably determines such reduction to be attributable to the existence of the Lender's commitment to lend hereunder; provided however, that before making such demand, the Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to enter into consultations with the Borrower in good faith and without prejudice to the rights of the Lender under this Agreement and the other Loan Documents with regard to the impact of such law, regulation, guideline or request and the amount of compensation required by the Lender as aforesaid. A certificate as to such amounts submitted to the Borrower by the Lender shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make the Advances or to fund or maintain the Advances or any portion thereof hereunder, then, upon written notice by the Lender to the Borrower, the Lender and the Borrower shall negotiate in good faith to agree on terms for the Lender to continue the Advances or any portion thereof on a basis which is not unlawful. If no agreement shall be reached between the Borrower and the Lender within a period which in the sole discretion of the Lender is reasonable, the Lender shall be entitled to give notice to the Borrower that the obligation of the Lender to make or maintain the Advances or any portion thereof shall be forthwith terminated and the amount of the Lender's Commitment shall be reduced accordingly, and thereupon the aggregate outstanding principal amount of the Advances or any relevant portion thereof shall become due and payable in full, together with accrued interest thereon and other sums payable hereunder, and such amounts as the Borrower shall be obligated to reimburse the Lender pursuant to Section 9.04(b) if earlier prepayment is required by any law, regulation and/or regulatory requirement; provided, however, that, before making any such demand, the Lender shall designate a different lending office for monitoring the Advances if the making of such a designation would avoid the need for giving such notice and demand and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

         SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Note not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Lender at the Lender's Account in same day funds. Partial payments of overdue amounts in respect of fees, expenses, interest and/or principal shall (unless specifically provided for elsewhere herein or in any other Loan Document) be applied to the payment of such overdue fees, expenses, interest and/or principal, as the case may be, in such order as the Lender may determine.

         (b) The Borrower hereby authorizes the Lender, if and to the extent payment of principal, interest or fees owed to the Lender is not made when due hereunder or under the Note, to charge from time to time against any or all of the accounts of the Borrower with the Lender any amount so due.

         (c) All computations of interest shall be made by the Lender, on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of the Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         SECTION 2.13. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Advances, the Note and all other amounts payable by the Borrower hereunder shall be made free and clear of, and without deduction or withholding for or on account of any present or future income or franchise taxes and other taxes, fees, levies, duties, withholdings or other charges of any nature whatsoever now or hereafter imposed, withheld, collected or assessed by any taxing authority, but excluding (such non-excluded items being called "Taxes"), in the case of the Lender, (i) net income, capital, doing business, and franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Lender's lending office with respect to this Agreement is located, as the case may be, or any political subdivision or taxing authority thereof or therein; and (ii) any taxes, fees, levies, duties, withholdings or other charges that would not have been imposed but for the failure of the Lender to comply with any certification, identification or other similar requirement with which the Lender is in its reasonable judgment eligible to comply, to establish entitlement to exemption from such tax. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.13) the Lender receives an amount equal to the sum it would have received had no such deductions of Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Lender shall designate a different lending office for making or maintaining the Advances if, in the judgment of the Lender, such designation would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to the Lender and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

         (b) In addition, the Borrower agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 45 days from the date the Lender makes written demand therefor.

         (d) Within 30 days (or as soon thereafter as available) after the date of any payment of Taxes under this Section 2.13, the Borrower will furnish to the Lender, at its address referred to in Section 9.02, appropriate evidence of payment thereof.

         (e) The Lender shall, on or prior to the Effective Date and from time to time thereafter if requested in writing by the Borrower (but only so long as the Lender is and remains lawfully able to do so), provide the Borrower with two duly completed copies of Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Note or certifying that the income receivable pursuant to this Agreement or the Note is effectively connected with the conduct of a trade or business in the United States.

         (f) For any period with respect to which the Lender has failed to provide the Borrower with the appropriate forms described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which the Lender was originally required to provide such forms, or if such forms are otherwise not required under subsection (e) above), the Lender shall not be entitled to increased payments or indemnification under subsection
(a) or (c) above with respect to Taxes imposed by the United States; provided, however, that should the Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes if, in the judgment of the Borrower such steps would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to the Lender and would not, in the judgment of the Borrower, be disadvantageous to the Borrower.

         (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Note.

                                   ARTICLE III

                     CONDITIONS OF EFFECTIVENESS AND LENDING

         SECTION 3.01. Conditions Precedent to Effectiveness. The amendment and restatement of the Existing Credit Agreement pursuant hereto shall become effective on and as of the first date (the "Effective Date") not later than December 29, 2006 on which all the following conditions precedent shall have been satisfied (or waived in writing by the Lender):

         (a) the Lender shall have received, in form and substance satisfactory to the Lender (unless otherwise specified):

                  (i) certified copies of the resolutions of the board of directors of the Borrower approving (for itself and as sole member of each Initial Guarantor) this Agreement and each other document contemplated hereby to which any Obligor is or is to be a party, and of all documents evidencing other necessary corporate or company action and governmental approvals of each Obligor, if any, with respect to this Agreement and other documents to which it is or is to be a party;

                  (ii) a certificate of an officer of the Borrower (for itself and as sole member of each Initial Guarantor, as the case may be) certifying the names and true signatures of the respective officers and attorneys-in-fact of each Obligor authorized to sign this Agreement and each other document contemplated thereby to which it is or is to be a party;

                  (iii) a copy of the articles of incorporation and by-laws, or certificate of formation and limited liability company agreement, as the case may be, of each Obligor and each amendment thereto, certified (as of a date reasonably near the Effective Date) by an officer of the Borrower (for itself or as sole member of each Initial Guarantor, as the case may be) as being a true and correct copy thereof;

                  (iv) a copy of a certificate of goodstanding of each Obligor dated as of a date reasonably near the Effective Date, certifying that such Obligor is duly formed and in good standing under the laws of its jurisdiction of incorporation;

                  (v) a written confirmation from the Borrower as to which individuals are authorized to give verbal and/or written instructions to the Lender on behalf of the Borrower in respect of the selection of any Interest Period pursuant to this Agreement;

                  (vi) a certificate of an officer of the Borrower (for itself and as sole member of each Guarantor), dated as of the Effective Date (the statements made in such certificate shall be true on and as of the Effective Date), certifying as to (A) the veracity of the representations and warranties of the Obligors contained in this Agreement mutatis mutandis on and as of the Effective Date, unless such representation or warranty shall expressly relate to a different date, and (B) the absence of any event occurring and continuing that constitutes a Default; (vii) a satisfactory review by the Lender's counsel of the equity structure of the Borrower, including confirmation that the rights of equity holders of the Borrower shall be legally or effectively subordinated to the right of the Lender to payment of any and all amounts due to the Lender under this Agreement, the Note and the Security Documents;

                  (viii) the Note evidencing the Advances dated the date of the Effective Date, duly executed by the Borrower to the order of the Lender;

                  (ix) an amendment to each Mortgage relating to a Delivered Vessel, duly executed by the relevant Initial Guarantor;

                  (x) evidence of insurance in respect of each of the Delivered Vessels naming the Lender as loss payee and, if required by the Lender, as co-assured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is required pursuant to the relevant Mortgages;

                  (xi) a favorable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for each of the Delivered Vessels as the Lender may require;

                  (xii) a Certificate of Ownership and Encumbrance issued by the maritime administrator for the Marshall Islands (or other relevant authority) stating that each of the Delivered Vessels is owned by the relevant Initial Guarantor and that there are on record no Liens on such Delivered Vessel except the relevant Mortgage as amended in accordance herewith;

                  (xiii) evidence of the completion of all other recordings and filings of, or with respect to, the Collateral Documents executed in connection with the making of the first Advance that the Lender may deem necessary or desirable in order to perfect and protect the Liens created thereby, including under the Uniform Commercial Code of New York (or such other jurisdiction where the relevant Initial Guarantor and/or any Collateral may be located);

                  (xiv) a copy of a certificate duly issued by the Classification Society, dated within seven (7) days of the Effective Date, to the effect that each of the Delivered Vessels has received the highest classification and rating for vessels of the same age and type, free of all recommendations and notations of the Classification Society affecting class;

                  (xv) evidence that each of the Delivered Vessels will, as from the Effective Date, be managed by an Approved Manager on terms acceptable to the Lender, together with copies of the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in respect of such Delivered Vessel;

                  (xvi) one or more valuation(s), each dated no more than twenty one (21) days prior to the date of delivery to the Lender, addressed to the Lender (at the expense of the Borrower) by an Approved Broker indicating the Fair Market Value of each of the Delivered Vessels;

                  (xvii) such other certificates relating any of the Delivered Vessels, or the operation thereof, as may be reasonably requested by the Lender;

                  (xviii) a favorable opinion of Messrs. Seward & Kissel LLP, counsel for the Obligors, in respect of the Loan Documents executed on or before the Effective Date and as to such other matters as the Lender may reasonably request addressed to the Lender in form and substance satisfactory to the Lender;

                  (xix) a favorable opinion of Watson, Farley & Williams, counsel for the Lender, addressed to the Lender and in form and substance satisfactory to the Lender; and

                  (xx) such documents and evidence as the Lender shall require, based on applicable law and regulations and the Lender's own internal guidelines, relating to the Lender's knowledge of its customers.

         (b) The Obligors shall have paid all accrued and unpaid fees of the Lender under the Existing Credit Agreement.

         (c) The Obligors shall have paid all accrued and unpaid fees of the Lender in connection herewith which are payable on or prior to the Effective Date.

         SECTION 3.02. Conditions Precedent to Each Newbuilding Advance . The obligation of the Lender to make an Advance in relation to any Newbuilding is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender) on or prior to the relevant Drawdown Date (for purposes of this Section 3.02, "relevant Advance" means, in relation to a Newbuilding, the Advance to be used to assist in financing Newbuilding Predelivery Costs relating to such Newbuilding, "relevant Newbuilding" refers to the Newbuilding to which such Newbuilding Predelivery Costs relate, and "relevant Guarantor" refers to the Guarantor party to the Shipbuilding Contract respecting the relevant Newbuilding):

         (a) the amount of the relevant Advance shall not exceed the Newbuilding Predelivery Costs accrued in relation to the relevant Newbuilding;

         (b) the amount of the relevant Advance shall not exceed the amount permitted for such Advance under Section 2.01;

         (c) the Lender shall have received on or before the relevant Drawdown Date the following, each dated as of such Drawdown Date (unless otherwise specified), in form and substance satisfactory to the Lender (unless otherwise specified):

                  (i) if the relevant Guarantor is an Additional Guarantor, a Credit Agreement Supplement duly executed by such Additional Guarantor;

                  (ii) if the relevant Guarantor is an Additional Guarantor, documentation respecting such Additional Guarantor specified mutatis mutandis in Section 3.01(a)(i), (ii), (iii) and (iv);

                  (iii) a copy of the Shipbuilding Contract (together with all amendments and addenda thereto) for the relevant Newbuilding, duly executed by the relevant Guarantor and the relevant shipyard, together with evidence of any address or similar commission arrangements, all of which shall be on terms acceptable to the Lender (certified by an officer of the Borrower to be a true, correct and complete copy thereof);

                  (iv) an original counterpart of each Refund Guarantee (together with all amendments and addenda thereto) issued in relation to the relevant Newbuilding, duly executed by the relevant refund guarantor;

                  (v) one or more valuation(s), each dated no more than twenty one (21) days prior to the date of delivery to the Lender, addressed to the Lender (at the expense of the Borrower) by an Approved Broker indicating the Fair Market Value of each of the Vessels, the Newbuildings and the relevant Newbuilding;

                  (vi) such evidence as the Lender and its counsel shall require in relation to the due authorization and execution by the relevant shipyard and refund guarantor of the Shipbuilding Contract and Refund Guarantees, respectively, relating to the relevant Newbuilding;

                  (vii) if the relevant Guarantor is an Additional Guarantor, evidence that the relevant Guarantor has duly opened an Operating Account and has delivered to the Lender all resolutions, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of such Operating Account;

                  (viii) if the relevant Guarantor is an Additional Guarantor, an Account Charge and a Cash Pooling Deed relating to the Operating Account of such Additional Guarantor, duly executed by such Additional Guarantor;

                  (ix) an Assignment of Shipbuilding Contract and Refund Guarantee relating to the Shipbuilding Contract and Refund Guarantees relating to the relevant Newbuilding, duly executed by the relevant Guarantor, and acknowledged and agreed to by the relevant shipyard and refund guarantor;

                  (x) evidence of the completion of all other recordings and filings of, or with respect to, the Collateral Documents executed in connection with the making of the relevant Advance that the Lender may deem necessary or desirable in order to perfect and protect the Liens created thereby, including under the Uniform Commercial Code of New York (or such other jurisdiction where the relevant Guarantor and/or any Collateral may be located);

                  (xi) a favorable opinion of Messrs. Seward & Kissel LLP, counsel for the Obligors, in respect of the Loan Documents executed in connection with the advance of the relevant Advance and as to such other matters as the Lender may reasonably request addressed to the Lender in form and substance satisfactory to the Lender; and

                  (xxii) a favorable opinion of Watson, Farley & Williams, counsel for the Lender, addressed to the Lender and in form and substance satisfactory to the Lender.

         SECTION 3.03. Conditions Precedent to Each Additional Vessel Advance. The obligation of the Lender to make an Advance in relation to any Additional Vessel is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender) on or prior to the relevant Drawdown Date (for purposes of this Section 3.03, "relevant Advance" means, in relation to an Additional Vessel, the Advance to be used to assist in financing such Vessel, "relevant Vessel" refers to the Additional Vessel to be financed by the relevant Advance, and "relevant Guarantor" refers to the Guarantor acquiring the relevant Vessel):

         (a) the amount of the relevant Advance shall not exceed the purchase price of such Vessel under the Memorandum of Agreement or Shipbuilding Contract for such Vessel and, if the relevant Vessel is a Newbuilding, the Newbuilding Advances made in respect of such Newbuilding shall have been repaid;

         (b) the amount of the relevant Advance shall not exceed the amount permitted for such Advance under Section 2.01;

         (c) the Lender shall have received on or before the relevant Drawdown Date the following, each dated as of such Drawdown Date (unless otherwise specified), in form and substance satisfactory to the Lender (unless otherwise specified):

                  (i) if the relevant Guarantor is an Additional Guarantor, a Credit Agreement Supplement duly executed by such Additional Guarantor;

                  (ii) if the relevant Guarantor is an Additional Guarantor, documentation respecting such Additional Guarantor specified mutatis mutandis in Section 3.01(a)(i), (ii), (iii) and (iv);

                  (iii) a copy of the Memorandum of Agreement or Shipbuilding Contract (together with all amendments and addenda thereto) for such Additional Vessel, duly executed by the relevant Guarantor and the relevant seller or shipyard, together with evidence of any address or similar commission arrangements, all of which shall be on terms acceptable to the Lender (certified by an officer of the Borrower to be a true, correct and complete copy thereof);

                  (iv) one or more valuation(s), each dated no more than twenty one (21) days prior to the date of delivery to the Lender, addressed to the Lender (at the expense of the Borrower) by an Approved Broker indicating the Fair Market Value of each of the Vessels, the Newbuildings and the relevant Vessel;

                  (v) such evidence as the Lender and its counsel shall require in relation to the due authorization and execution by the relevant seller or shipyard of the Memorandum of Agreement or Shipbuilding Contract, as the case may be, relating to the relevant Vessel and all documents to be executed by the relevant seller or shipyard pursuant thereto;

                  (vi) evidence that (i) the relevant Vessel has been unconditionally delivered by the relevant seller or shipyard to the relevant Guarantor in accordance with all the terms of the relevant Memorandum of

         Agreement or Shipbuilding Contract, as the case may be, warranted free and clear of all Liens, (ii) the relevant seller or shipyard shall have been paid in full under the terms of the relevant Memorandum of Agreement or Shipbuilding Contract, as the case may be; and (iii) the relevant Vessel has been duly registered in the ownership of the relevant Guarantor under the laws and flag of the Republic of the Marshall Islands;

                  (vii) if the relevant Guarantor is an Additional Guarantor, evidence that the relevant Guarantor has duly opened an Operating Account and has delivered to the Lender all resolutions, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of such Operating Account;

                  (viii) if the relevant Guarantor is an Additional Guarantor, an Account Charge and a Cash Pooling Deed relating to the Operating Account of such Additional Guarantor, duly executed by such Additional Guarantor;

                  (ix) a Mortgage relating to the relevant Vessel, duly executed by the relevant Guarantor;

                  (x) an Assignment of Earnings relating to the relevant Vessel, duly executed by the relevant Guarantor;

                  (xi) an Assignment of Insurances relating to the relevant Vessel, duly executed by the relevant Guarantor, together with a signed Notice of Assignment, substantially in the form attached thereto;

                  (xii) an Approved Manager's Undertakings relating to the relevant Vessel, duly executed by each Approved Manager of the relevant Vessel;

                  (xiii) evidence of insurance in respect of the relevant Vessel naming the Lender as loss payee and, if required by the Lender, as co-assured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is required pursuant to the relevant Mortgage;

                  (xiv) a favorable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the relevant Vessel as the Lender may require;

                  (xv) a Certificate of Ownership and Encumbrance issued by the maritime administrator for the Marshall Islands (or other relevant authority) stating that the relevant Vessel is owned by the relevant Guarantor and that there are on record no Liens on such Vessel except the relevant Mortgage;

                  (xvi) evidence of the completion of all other recordings and filings of, or with respect to, the Collateral Documents executed in connection with the making of the relevant Advance that the Lender may deem necessary or desirable in order to perfect and protect the

         Liens created thereby, including under the Uniform Commercial Code of New York (or such other jurisdiction where the relevant Guarantor and/or any Collateral may be located);

                  (xvii) a copy of a certificate duly issued by the Classification Society, dated within seven (7) days of the relevant Drawdown Date, to the effect that the relevant Vessel has received the highest classification and rating for vessels of the same age and type, free of all recommendations and notations of the Classification Society affecting class;

                  (xviii) evidence that the relevant Vessel will, as from the relevant Drawdown Date, be managed by an Approved Manager on terms acceptable to the Lender, together with copies of the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in respect of the relevant Vessel;

                  (xix) a copy of any charter to which the relevant Vessel is subject as of the relevant Drawdown Date;

                  (xx) such other certificates relating to the relevant Vessel, or the operation thereof, as may be reasonably requested by the Lender;

                  (xxi) a favorable opinion of Messrs. Seward & Kissel LLP, counsel for the Obligors, in respect of the Loan Documents executed in connection with the advance of the relevant Advance and as to such other matters as the Lender may reasonably request addressed to the Lender in form and substance satisfactory to the Lender; and

                  (xxii) a favorable opinion of Watson, Farley & Williams, counsel for the Lender, addressed to the Lender and in form and substance satisfactory to the Lender.

         SECTION 3.04. Conditions Precedent to Each Advance. The obligation of the Lender to make each Advance is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender) on or prior to the relevant Drawdown Date:

         (a) the Lender shall have received a Notice of Drawdown as required by
Section 2.03(a);

         (b) the Borrower shall have paid the fees due pursuant to Section 2.08 and any other fees payable pursuant hereto;

         (c) immediately after the making of the relevant Advance, (i) the aggregate outstanding principal amount of Working Capital Advances will not exceed $15,000,000, (ii) the aggregate outstanding principal amount of Newbuilding Advances will not exceed $50,000,000, and (iii) the aggregate outstanding principal amount of all Advances will not exceed the Commitment;

         (d) evidence that, if the test set out in Section 7.01(l)(i) were applied immediately following the making of the relevant Advance, the Borrower would not be obliged to provide additional security or repay part of the Advances as therein provided (determined on the basis of the most recent valuation for each Vessel and Newbuilding delivered pursuant to Section 3.02(c)(v) or Section 3.03(c)(iv), as the case may be);

         (e) immediately after the making of the relevant Advance, no Default or Event of Default shall have occurred and be continuing;

         (f) the representations and warranties of the Obligors contained in this Agreement shall be true mutatis mutandis on and as of the date of the relevant Advance, unless such representation or warranty shall expressly relate to a different date;

         (g) the Lender shall have received on or before the relevant Drawdown Date the following, each dated as of such Drawdown Date (unless otherwise specified), in form and substance satisfactory to the Lender (unless otherwise specified):

                  (i) a certificate of an officer of the Borrower (for itself and as sole member of each Guarantor), dated as of the relevant Drawdown Date (the statements made in such certificate shall be true on and as of such Drawdown Date), certifying as to (A) the absence of any amendments to the articles of incorporation and by-laws, or certificate of formation and limited liability company agreement of each Obligor certified to the Lender pursuant to Sections 3.01(a)(iii), 3.02(c)(ii) or 3.03(c)(ii), above, (B) the due incorporation or formation, as the case may be, and good standing of each Obligor, as a corporation or limited liability company formed under the laws of the Republic of The Marshall Islands and the absence of any proceeding for the dissolution or liquidation of such Obligor, (C) the veracity of the representations and warranties of the Obligors contained in this Agreement mutatis mutandis on and as of the date of the relevant Advance, unless such representation or warranty shall expressly relate to a different date, and (D) the absence of any event occurring and continuing, or resulting from the making of the relevant Advance that constitutes a Default;

                  (ii) a duly signed and completed Compliance Certificate confirming that the Borrower shall be in compliance with the provisions of Article VI immediately after the making of the relevant Advance;

                  (iii) the original of any power of attorney issued in favor of any Person executing any Loan Document (or any other document delivered pursuant to a Loan Document) on behalf of any Obligor in relation to the relevant Advance;

                  (iv) true and complete copies of any governmental or regulatory consents, filings, registrations, approvals and waivers required in connection with the execution, delivery and performance of
         (A) each Loan Document executed in relation to the relevant Advance, and (B) the consummation of the transactions contemplated thereby;

                  (v) if applicable, the relevant confirmation exchanged under the Master Agreement and which evidences a Transaction entered into between the Borrower and the Lender in connection with the relevant Advance, and any mandates required in connection therewith; and

                  (vi) such opinions, consents, agreements and documents in connection with this Agreement, the Master Agreement and the Collateral Documents as the Lender may reasonably request by notice to the Borrower prior to the relevant Drawdown Date; and

         (h) to the extent required by any change in applicable law and regulation or any changes in the Lender's own internal guidelines since the date on which the applicable documents and evidence were delivered to the Lender pursuant to Section 3.01(a)(xx), such further documents and evidence as the Lender shall require relating to the Lender's knowledge of its customers.

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

         The making of each Advance hereunder shall be deemed to be a representation and warranty by the Obligors on the date of such Advance as to the facts specified in clauses (c), (d), (e) and (f) of this Section 3.04.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties. Each of the Obligors, jointly and severally, represents and warrants as follows:

         (a) Existence and Power. Each Obligor (i) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, and (iii) has all requisite corporate or company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) Authorization; No Violation. The execution, delivery and performance by each Obligor of this Agreement, the Note and each other Loan Document to which it is or is to be a party, and the consummation of other transactions contemplated thereby, are within such Obligor's corporate or company powers, have been duly authorized by all necessary company action, and do not (i) contravene such Obligor's articles of incorporation or by-laws, or certificate of formation or limited liability company agreement, as the case may be, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Obligor or any of its properties, or (iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Obligor. None of the Obligors is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument.

         (c) Governmental Consents, Etc. Except for the recording of the Mortgages and filing of proper financing statements in respect of the Assignments of Earnings specified in Section 4.01(s), no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other consent or approval of any other Person is required for (i) the due execution, delivery and performance by any Obligor of this Agreement or the Note or any other Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated thereby, (ii) the grant by any Obligor of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof), or (iv) the exercise by the Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

         (d) Binding Effect. This Agreement has been, and the Note, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Obligor party thereto. This Agreement is, and the Note and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligations of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally.

         (e) Compliance with Laws. Each Obligor is in compliance with all applicable statutes, regulations and laws, including, without limitation, all Environmental Laws.

         (f) Financial Information; Other Obligations. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2005, a copy of which has been delivered to the Lender by the Borrower, fairly presents, in all material respects, the financial condition of the Borrower and its Subsidiaries as at such date. None of the Obligors has engaged in any business other than that contemplated by this Agreement and the Existing Credit Agreement. Except for the Existing Credit Agreement and the "Collateral" described therein, none of the Obligors is a party to any other loan or security agreement and none has filed or permitted to be filed any financing statement, mortgage, pledge or charge with respect to any assets owned by it and, as of the date hereof, there is (except as aforesaid) no Lien of any kind on any of the properties or assets of any of the Obligors.

         (g) No litigation. There is no pending or (to the knowledge of any Obligor) threatened action, proceeding, governmental investigation or arbitration affecting any Obligor or any of its properties before any court, governmental agency or arbitrator which may affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document, or the consummation of the transactions contemplated hereby or thereby.

         (h) Margin Stock. None of the Obligors is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         (i) ERISA. None of the Obligors has ever established or maintained any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

         (j) Not "Investment Company". None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (k) Subsidiaries. None of the Guarantors has any direct or indirect Subsidiaries.

         (l) Not "National". None of the Obligors is a "national" of any "designated foreign country", within the meaning of the Foreign Asset Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder.

         (m) No Restriction. Neither the making of any Advance nor the use of the proceeds thereof nor the performance by the Obligors of this Agreement violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

         (n) Ownership of Obligors. All of the outstanding limited liability company interests of each of the Initial Guarantors is, and each Additional Guarantor shall be, directly owned and controlled by the Borrower.

         (o) Solvency. Each of the Obligors is, individually, and the Borrower and its Subsidiaries are, together, Solvent.

         (p) Use of Proceeds. The Borrower is using the proceeds of the Advances solely for the purposes set forth in the Preliminary Statements hereof.

         (q) Place of Business. The Borrower has a place of business in New York City. None of the Obligors (other than the Borrower) has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America.

         (r) Veracity of Statements. No representation, warranty or statement made or certificate, document or financial statement provided by any of the Obligors in or pursuant to this Agreement, the Note or any other Loan Document, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

         (s) Collateral Documents. The provisions of each of the Collateral Documents create, or when delivered will create, in favor of the Lender, (i) in the case of the Mortgages, a valid first "preferred mortgage" within the meaning of Chapter 3 of the Marshall Islands Maritime Act, 1990, as amended, on the Vessels in favor of the Lender, subject to the recording of the Mortgages as described in the following sentence, and (ii) in the case of the Assignments of Shipbuilding Contract and Refund Guarantee, the Assignments of Earnings and the Assignments of Insurances, a valid, binding and executed and enforceable security interest and Lien in all right, title and interest in the Collateral therein described, and shall constitute a fully perfected first priority security interest in favor of the Lender in all right, title and interest in such Collateral, subject to no other Liens and subject in the case of (A) the Assignments of Shipbuilding Contract and Refund Guarantee and the Assignments of Earnings, to notice being given to account parties and to filing proper financing statements in the District of Columbia, and (B) the Assignments of Insurances, to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require. Upon execution and delivery by the relevant Guarantor and recording in accordance with the laws of the Republic of The Marshall Islands, each of the Mortgages will be a first "preferred mortgage" within the meaning of Chapter 313 of Title 46 of the United States Code and will qualify for the benefits accorded a "preferred mortgage" under Chapter 313 of Title 46 of the United States Code and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under the Mortgages or in the mortgaged property therein described.

         (t) No Money Laundering. Without prejudice to the generality of the foregoing provisions of this Section 4.01, in relation to the borrowing by the Borrower of the Advances, the performance and discharge of its obligations under this Agreement and the other Loan Documents and the transactions and other arrangements affected or contemplated by this Agreement and the other Loan Documents, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

                                    ARTICLE V

                                    GUARANTY

         SECTION 5.01. Guaranty. In order to induce the Lender to make Advances to the Borrower, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement, the Note and any other Loan Document, whether for principal, interest, fees, expenses or otherwise (collectively the "Guaranteed Obligations") due or owing to the Lender, and agrees to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty. Each of the Guarantors hereby unconditionally and irrevocably agrees to indemnify the Lender immediately on demand against any cost, loss or liability suffered by the Lender (i) if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal, or (ii) by operation of law as a consequence of the transactions contemplated by the Loan Documents. The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover. The obligations of the Guarantors under this
Article V are in addition to and shall not in any way be prejudiced by any other guaranty or security now or subsequently held by the Lender.

         SECTION 5.02. Obligations Absolute. Each of the Guarantors guarantees that the Guaranteed Obligations will be performed and paid to the Lender strictly in accordance with the terms of any applicable agreement, express or implied, with the Borrower, regardless of any law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or the rights of the Lender with respect thereto, including, without limitation, any law, rule or policy which is now or hereafter promulgated by any governmental authority (including, without limitation, any central bank) or regulatory body any of which may adversely affect the Borrower's ability or obligation to make, or right of the Lender to receive, such payments, including, without limitation, any sovereign act or circumstance which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower.

         SECTION 5.03. Guaranty Unconditional. The liability of each Guarantor under this Guaranty shall be unconditional irrespective of (i) any amendment or waiver or consent to departure from the terms of any Guaranteed Obligation, including any extension of the time or change of the manner or place of payment,
(ii) any exchange, release, or non-perfection of any collateral securing payment of any Guaranteed Obligation, (iii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any of the Guaranteed Obligations, (iv) the existence of any claim, set-off or other rights which any of the Guarantors may have at any time against the Borrower, the Lender or any other corporation or person, whether in connection herewith or any unrelated transactions, and (v) any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower.

         SECTION 5.04. Waiver of Subrogation; Contribution. Notwithstanding any other provision of this Guaranty, until payment in full of the Guaranteed Obligations in cash after termination of any of the Lender's commitments with respect thereto, (i) each of the Guarantors hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens which the Lender have against the Borrower in respect of the Guaranteed Obligations, (ii) none of the Guarantors shall have any right of recourse, reimbursement, contribution, indemnification, or similar right (by contract or otherwise) against the Borrower in respect of the Guaranteed Obligations, and (iii) each of the Guarantors hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to the Lender to secure payment of the Guaranteed Obligations.

         SECTION 5.05. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender.

         SECTION 5.06. Waiver. Each of the Guarantors waives promptness, diligence, notice of acceptance, presentment, demand, protest and notice of dishonor with respect to any Guaranteed Obligation and this Guaranty and any requirement that the Lender exhaust any right or take any action against the Borrower or any other entity or any Collateral.

         SECTION 5.07. Payments; No Reductions. (a) All payments under this Guaranty shall be made in accordance with Section 2.12 of this Agreement (concerning payments) free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, each of the Guarantors agrees to pay any Other Taxes which arise from any payment made hereunder or from the execution, delivery or registration by the Guarantors of, or otherwise with respect to, this Agreement. Each of the Guarantors will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by the Lender and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 45 days from the date the Lender makes written demand therefor. Within 30 days after the date of any payment of Taxes the Guarantors will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment, the Guarantors will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of the Guarantors contained in this Section shall survive the payment in full of the Guaranteed Obligations and principal and interest hereunder and any termination or revocation of this Guaranty.

         SECTION 5.08. Set-Off. If any of the Guarantors shall fail to pay any of its obligations hereunder when the same shall become due and payable, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the Guarantor's credit or account against any and all of the Guaranteed Obligations, whether or not the Lender shall have made any demand under this Guaranty. The Lender agrees promptly to notify the relevant Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this paragraph are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         SECTION 5.09. Continuing Guarantee. This Guaranty is a continuing guaranty, is joint and several with any other guarantee given in respect of the Guaranteed Obligations, and shall remain in full force and effect until the later of the termination of any commitment of the Lender under this Agreement and the payment in full of the Guaranteed Obligations and all other amounts payable hereunder and shall be binding upon each of the Guarantors, and their respective successors and permitted assigns. The obligations of each of the Guarantors under this Guaranty shall rank pari passu with all other unsecured obligations of such Guarantor.

         SECTION 5.10. Right of Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 5.10 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations under this Guaranty. As used in this Section 5.10: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Relevant Net Worth (as defined below) of such Guarantor by (y) the aggregate Relevant Net Worth of all Guarantors; (ii) the "Relevant Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 5.10, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Lender.

         SECTION 5.11. Limitation of Liability. Each Guarantor and the Lender hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and the Lender hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

         SECTION 6.01. Financial Covenants. So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower shall maintain, and each of the Guarantors jointly and severally covenants and undertakes to cause the Borrower to maintain:

         (a) Minimum Adjusted Net Worth: At all times on or after the date hereof Adjusted Net Worth at an amount not less than (i) $100,000,000 during any Accounting Period that Consolidated Debt is less than $250,000,000, and (ii) $150,000,000 during any Accounting Period that Consolidated Debt is greater than or equal to $250,000,000;

         (b) Minimum Interest Coverage Ratio: For each Accounting Period ending after the date hereof, EBITDA at an amount not less than 200% of Interest Expenses; and

         (c) Minimum Liquidity: At all times on or after the date hereof, for each Vessel owned by a Guarantor, free cash in an amount of $400,000 in one or more accounts with the Lender.

                                   ARTICLE VII

                            COVENANTS OF THE BORROWER

         SECTION 7.01. Affirmative Covenants. So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder, each of the Obligors shall:

         (a) Compliance with Laws, Etc. Comply with all applicable laws, rules, regulations and orders, including Environmental Laws, the ISM Code and the ISPS Code in all material respects.

         (b) Compliance with Agreements. Comply with, observe and perform all of the terms, covenants and provisions of the Loan Documents to which it is a party.

         (c) Preservation of Corporate/Company Existence, Etc. Preserve and maintain its corporate or company existence, as the case may be, as well as its material rights and franchises.

         (d) Visitation Rights. Permit at any reasonable time and from time to time, upon reasonable prior notice, the Lender or its representatives, at the Lender's risk and cost, to the extent reasonably requested, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligor and to discuss the affairs, finances and accounts of such Obligor with any of its officers or representatives and with its independent certified public accountants.

         (e) Keeping of Books. Keep, and cause to be kept, proper books of record and account, in which full and correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of such Obligor to the extent necessary to permit the preparation of the financial statements required to be delivered hereunder.

         (f) Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (g) Approvals and Other Consents. Obtain all such governmental licenses, authorizations, consents, permits and approvals as are required, by applicable law or otherwise, for (a) such Obligor to perform its obligations under this Agreement and all other Loan Documents and (b) the operation of the Vessels.

         (h) Reporting Requirements. Furnish, or cause to be furnished, to the
Lender:

                  (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower and its Subsidiaries, the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such year, and the related consolidated statements of profit and loss, and changes in financial position of the Borrower and its Subsidiaries for the fiscal year then ended, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and in each case certified by Ernst & Young or by another independent public or chartered accountant satisfactory to the Lender stating that in making the examination necessary for the audit of such financial statements it has obtained no knowledge of the existence of any condition, event or act which constitutes a Default or Event of Default, or if it has obtained knowledge of the existence of any such condition, event or act, specifying the same;

                  (ii) as soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarterly period, and the related consolidated statements of profit and loss, and changes in financial position of the Borrower and its Subsidiaries for the period then ended, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year, all of which shall be certified by an officer of the Borrower and subject only to normal year-end adjustments;

                  (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, (A) a certificate of an officer of the Borrower stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (B) a duly signed and completed Compliance Certificate confirming that the Borrower is in compliance with the provisions of Article VI;

                  (iv) promptly upon the Borrower becoming aware of (A) the occurrence of a Default or Event of Default, or (B) the commencement of any action, suit, litigation or proceeding of the kind described in
         Section 4.01(g), a statement of an officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (v) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (vi) promptly upon the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority, or any national securities exchange, including, any reports or other disclosures required to be made in relation to the Borrower under Regulation FD or the Sarbanes-Oxley Act of 2002; and

                  (vii) from time to time such additional information regarding the financial position, results of operations, business or prospects of the Borrower and its Subsidiaries as the Lender may reasonably request.

         (i) Payment of Obligations. Pay and discharge at or before maturity, all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for the accrual of any of the same.

         (j) Use of Proceeds. Use the proceeds of the Advances solely for the purposes set forth in the Preliminary Statement hereof.

         (k) Maintenance of Insurance. Maintain insurance on any of its properties other than the Vessels, payable in United States Dollars, with responsible companies, in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates, and as shall be satisfactory to the Lender.

         (l) Vessel Value Maintenance.

                  (i) Ensure that the Security Value (plus the market value of any additional security for the time being actually provided to the Lender pursuant to this Section 7.01(1)(i)) is at all times not less than one hundred twenty-five percent (125%) of the sum of (A) the aggregate outstanding principal amount of the Advances plus (B) the notional amount if any (determined by the Lender) that would be payable by the Borrower to the Lender under Section 6(e)(i) of the Master Agreement if an Early Termination Date was deemed to have occurred in relation to all then subsisting Transactions after an Event of Default by the Borrower. If the Obligors at any time shall not be in compliance with the preceding sentence, and in any event within ten (10) days of being notified by the Lender of such noncompliance (which notification shall be conclusive and binding on the Obligors), the Obligors shall either: (1) provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender be adequate to make up such deficiency, which additional security shall take such form, be constituted by such documentation and be entered into between such parties as the Lender in its absolute discretion may approve or require (and, if the Obligors do not make proposals satisfactory to the Lender in relation to such additional security within five (5) days of the date of the Lender's notification to the Obligors aforesaid, the Obligors shall be deemed to have elected to repay in accordance with (2) below); or (2) repay (subject to, and in accordance with Section 2.04(e), (g) and (h)) such part of the Advances as will ensure compliance with this
         Section 7.01(l)(i).

                  (ii) For purposes of Section 2.07(a) and this Section 7.01(l), the Obligors at their expense shall cause a valuation of each Vessel and Newbuilding to be made by an Approved Broker indicating the Fair Market Value of such Vessel and Newbuilding (i) not more than twenty-one (21) days prior to the first day of each Accounting Period, and (ii) at any time the Lender may request upon not less 5 days' prior written notice from the Lender to the Borrower. The Obligors shall supply to the Lender and to any relevant Approved Broker such information concerning the Vessels and Newbuildings, and their condition, as such Approved Broker may require for the purpose of making valuations of the Vessels and Newbuildings.

                  (iii) If the Security Value (plus the market value of any additional security for the time being actually provided to the Lender pursuant to Section 7.01(1)(i)) is at any time less than one hundred fifty percent (150%) of the sum of (A) the aggregate outstanding principal amount of the Advances plus (B) the notional amount if any (determined by the Lender) that would be payable by the Borrower to the Lender under Section 6(e)(i) of the Master Agreement if an Early Termination Date was deemed to have occurred in relation to all then subsisting Transactions after an Event of Default by the Borrower, then the Borrower shall consult with the Lender as to the action intended to be taken by the Borrower to prevent any further decline in such ratio, taking into consideration the employment of the Vessels and the Newbuildings, and the prospects of the dry bulk market.

         (m) Operating Account. Cause each Guarantor to maintain its Operating Account with the Lender and to cause all earnings in respect of its Vessel to be deposited into such Operating Account.

         (n) "Know Your Customer" Documentation. The Borrower will produce such documents and evidence as the Lender shall from time to time require, based on applicable law and regulations from time to time and the Lender's own internal guidelines from time to time relating to the Lender's knowledge of its customers.

         SECTION 7.02. Negative Covenants. So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder, none of the Obligors shall:

         (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien on any of its properties whether now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code (or analogous statute or law) of any jurisdiction, a financing statement that names it as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign any right to receive income, other than: (i) Liens on Collateral in favor of the Lender, (ii) Liens permitted by the Loan Documents, (iii) Permitted Encumbrances, and (iv) in the case of the Borrower, Liens incurred in the ordinary course of its business and which do not secure Financial Indebtedness.

         (b) Consolidations, Mergers. Consolidate or merge with or into any other Person.

         (c) Sales, Etc. of Assets. Sell, transfer or otherwise dispose of any assets or grant any option or other right to purchase or otherwise acquire any Collateral other than in the ordinary course of its business, except (i) sales in the ordinary course of its business and (ii) dispositions of obsolete, worn out or surplus property disposed of in the ordinary course of business; provided, that any Guarantor may sell the Vessel it owns or its Newbuilding but only if the Borrower shall be in compliance with the provisions of Sections 2.04(d) and 7.01(l) immediately after giving effect to such sale.

         (d) Restrictions on Chartering. Without the consent of the Lender, which consent shall not unreasonably be withheld (i) let any Vessel or Newbuilding on demise charter for any period; (ii) enter into any time or consecutive voyage charter in respect of any Vessel or Newbuilding for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months; (iii) enter into any charter in relation to any Vessel or Newbuilding under which more than 2 months' hire (or the equivalent) is payable in advance;
(iv) charter any Vessel or Newbuilding otherwise than on bona fide arm's length terms at the time when such Vessel or Newbuilding is fixed; (v) de-activate or lay up any Vessel; or (iv) put any Vessel into the possession of any Person for the purpose of work being done upon her in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that Person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any Lien on such Vessel or her earnings for the cost of such work or for any other reason.

         (e) Change in Nature of Business. Engage in any line of business other than directly or indirectly owning and operating the Vessels, or acquiring the Newbuildings.

         (f) Debt. Create, incur, assume or suffer to exist any Debt other than
(i) Debt under the Loan Documents and, prior to the first Drawdown Date, under the Existing Credit Agreement, (ii) Debt for (x) trade payables and expenses accrued in the ordinary course of business and that are not overdue, or (y) customer advance payments and customer deposits received in the ordinary course of business, and (iii) Debt owing to Affiliates provided that such Debt is subordinated on terms and conditions acceptable to the Lender and subject in right of payment to the prior payment in full of all amounts outstanding under this Agreement and the Note.

         (g) Dividends. Declare or pay any dividend of any kind or make any purchase or redemption of or distribution on any stock, limited liability company interest or other equity interest without the prior written consent of the Lender except that (i) any Guarantor may make distributions to the Borrower, and (ii) for any Accounting Period, the Borrower may pay a dividend, if and so long as both immediately before and after the declaration and payment of such dividend, no Default or Event of Default shall have occurred and be continuing, up to the amount of Available Free Cash at the time such dividend is declared and paid.

         (h) Loans, Investments. Make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any Person whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, except loans to another Obligor to the extent such Obligor is permitted to incur such Debt under Section 7.02(f).

         (i) Acquisitions. Make any acquisition of an asset (other than a Vessel or a Newbuilding) outside the ordinary course of its business.

         (j) Constitutive Document Amendments. Permit any amendment of its articles of incorporation and by-laws, or certificate of formation or limited liability company agreement, as the case may be, without giving the Lender prior written notice of such proposed amendment.

         (k) Transactions with Affiliates. Enter into or become a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to (i) the reasonable requirements of its business and upon terms which are fair and reasonable and in its best interests, or (ii) existing arrangements heretofore disclosed to the Lender in writing and approved by the Lender.

         (l) Place of Business. Establish a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America unless sixty (60) days' prior written notice of such establishment is given to the Lender.

         (m) Approved Manager. Employ a manager of any Vessel other than an Approved Manager, or change the terms and conditions of the management of such Vessel in any material respect other than upon such terms and conditions as the Lender shall approve.

         (n) Operating Accounts. Make any withdrawal from any of the Operating Accounts except in accordance with the Cash Pooling Deeds and except, so long as no Event of Default shall have occurred and be continuing, any amount credited to an Operating Account shall be available to the relevant Obligor to pay (i) the reasonable operating expenses of its Vessel, (ii) the principal amount of the Advances, interest thereon and any other amounts payable to the Lender hereunder or under the other Loan Documents, (iii) the reasonable overhead, legal and other expenses of the Obligors and Eagle Ventures incurred in connection with their involvement in the acquisition, ownership and operation of the Vessels, as well as any other fees and expenses to which the Lender may in its sole discretion agree from time to time, and (iv) any dividends or distributions permitted under Section 7.02(g).

         (o) Capital Stock. Permit the Borrower to issue any class of capital stock unless such stock is legally or effectively subordinated to the right of the Lender to payment of any and all amounts due to the Lender under this Agreement, the Note and the Security Documents.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any installment of principal of any Advance when due and payable; or

         (b) The Borrower shall fail to pay any interest on any Advance or any fee payable to the Lender hereunder, or the Borrower shall fail to make any other payment hereunder, in each case within three (3) Business Days after the same becomes due and payable; or

         (c) Any representation or warranty made by any Obligor under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made or confirmed; or

         (d) (i) Any Obligor shall fail to perform or observe any term, covenant or agreement contained in Article VI or in Sections 7.01(h), 7.01(l) and 7.02 to be observed by it, or (ii) any Obligor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied (A) beyond the expiration of any applicable notice and/or grace period or (B) if there is no applicable notice and/or grace period, for fifteen (15) days after written notice thereof shall have been given to the Borrower by the Lender; or

         (e) Any Obligor shall fail to pay any principal of or premium or interest on any Debt which such Obligor is liable to pay, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) Any Obligor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Obligor shall take any corporate or company action to authorize any of the actions set forth above in this Section 8.01(f); or

         (g) In the reasonable determination of the Lender, it becomes impossible or unlawful for any Obligor to fulfill any of the covenants and obligations required to be fulfilled as contained in any Loan Document or any of the instruments granting or creating rights in any of the Collateral in any material respect, or for the Lender to exercise any of the rights or remedies vested in it under any Loan Document, any of the Collateral or any of such instruments in any material respect; or

         (h) Any judgment or order shall be rendered against any Obligor that is reasonably likely to result in a Material Adverse Effect with respect to such Obligor, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

         (i) Any material provision of any Loan Document after delivery thereof pursuant to Sections 3.01, 3.02 or 3.03 shall for any reason cease to be valid and binding on or enforceable against any Borrower or any such Borrower shall so state in writing; or

         (j) Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create (i) in the case of any Mortgage, a valid first preferred mortgage under the Marshall Islands Maritime Act, 1990, as amended, and (ii) in the case of any Assignments of Shipbuilding Contract and Refund Guarantee, Assignment of Earnings or Assignment of Insurance, a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

         (k) An "Event of Default" as defined in any Mortgage shall occur; or

         (l) Notice of an Early Termination Date is given by the Lender under section 6(a) of the Master Agreement; or

         (m) A person entitled to do so gives notice of an Early Termination Date under Section 6(b)(iv) of the Master Agreement; or

         (n) An Event of Default (as defined in Section 14 of the Master Agreement) shall occur; or

         (o) The Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

         (p) Any event occurs or any other circumstances arise or develop including, without limitation, a change in the financial position, state of affairs or prospects of the Borrower or its Subsidiaries in the light of which in the judgment of the Lender there is a significant risk that the Borrower is, or will later become unable to discharge its liabilities as they fall due;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare the Commitment and the obligation of the Lender to make the Advances available to be terminated, whereupon the same shall forthwith terminate, and
(ii) declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any of the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lender to make the Advances available shall automatically be terminated and (B) the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.02. Notices, Etc. Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to any party hereto shall be in writing (that is by letter or telefacsimile) and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when dispatched (in the case of telefacsimile) to such party addressed to it at the address appearing below (or at such address as such party may hereafter specify for such purpose to the other by notice in writing):

         (a) if to any Obligor:

                  c/o Eagle Shipping International (USA) LLC
                  477 Madison Avenue
                  New York, New York  10022

                  Facsimile No:  +1 212 785 3311

         (b) if to the Lender:

                  Shipping Business Centre
                  5-10 Great Tower Street
                  London EC3P 3HX
                  England
                  Attention:  Ship Finance Portfolio Management Team

                  Facsimile No: +44 207 615 0112

A notice or other communication received on a non-working day or after business hours in the place of receipt, shall be deemed to be served on the next following working day in such place.

         SECTION 9.03. No Waiver, Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. Costs; Expenses. (a) Whether or not any Advance is made or the transactions contemplated by this Agreement are consummated (including the proposed execution and delivery of the other Loan Documents), the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto, and for advising the Lender as to its rights and responsibilities, or the protection or preservation of rights or interests, under the Loan Documents. The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered hereunder, whether in action, suit, litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and reasonable expenses of counsel for the Lender with respect thereto) and expenses in connection with the enforcement of rights under this Section 9.04(a).

         (b) If any payment of principal of any Advance (or any relevant portion thereof) is made by the Borrower to the Lender other than on the last day of the Interest Period for such Advance (or relevant portion thereof), as a result of a payment pursuant to Section 2.04, acceleration of the maturity of the Note pursuant to Section 8.01 or for any other reason, the Borrower shall, upon demand by the Lender pay to the Lender (i) any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advance (or any relevant portion thereof), plus (ii) an amount equal to the Applicable Margin which would, but for such payment of such Advance (or any relevant portion thereof), have accrued on such Advance (or any relevant portion thereof) from the date of such payment to the earlier of (A) the end of the current Interest Period, and (B) the ninetieth (90th) day following the date of such payment.

         (c) Each of the Obligors jointly and severally agrees to indemnify and hold harmless the Lender and each of its Affiliates, and their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party, arising out of or in connection with or relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the making of the Advances or consummation of any other transaction contemplated hereby, (ii) the Advances or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Environmentally Sensitive Material on or from any property owned or operated by any Obligor, or any Environmental Action related in any way to any Obligor, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto, except, with respect to any particular Indemnified Party, to the extent such claim, damage, loss, liability or expense is either admitted to by such Indemnified Party or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, provided that the foregoing exceptions to the liability of the Obligors with respect to such Indemnified Person shall not limit or affect the liability of the Obligors to any other Indemnified Party. Each of the Obligors jointly and severally further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Obligor or any of their respective shareholders, members or creditors for or in connection with the transactions contemplated hereby, except, with respect to any particular Indemnified Party, to the extent such liability is either admitted to by such Indemnified Party or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The indemnities of this Section 9.04(c) shall survive the termination of this Agreement and the other Loan Documents.

         SECTION 9.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower to the Lender now or hereafter existing under this Agreement and the Note held by the Lender, whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application shall be made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         SECTION 9.06. Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and permitted assigns.

         (b) The Borrower may not assign or transfer all or any part of its rights and/or obligations under this Agreement.

         (c) The Lender may, at the Lender's expense and with the prior consent of the Borrower which consent shall not unreasonably be withheld, assign or transfer all or any part of its rights or obligations under this Agreement and the Loan Documents; provided, however, the Lender may assign or transfer all or any part of its rights or obligations under this Agreement and the Loan Documents to any Affiliate of the Lender or, if an Event of Default shall have occurred and is continuing, to any other Person without the consent of the Borrower. The Lender shall notify the Borrower promptly following any such assignment or transfer.

         (d) The Lender may change its lending office without the consent of the Borrower provided that the Lender shall notify the Borrower promptly following any such change of lending office and such change of lending office shall not result in a Material Adverse Effect with respect to the Borrower and its Subsidiaries, taken as a whole.

         (e) The Lender may, at its own expense, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment, any Advance and the Note); provided, however, that (i) the Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lender shall remain the holder of the Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce or postpone any date fixed for payment of principal of, or interest on, the Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (f) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower to be furnished to the Lender by or on behalf of the Borrower.

         SECTION 9.07. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Note in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given.

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

         (b) The obligation of each Obligor in respect of any sum due from it to the Lender hereunder or under the Note or any other Loan Document shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to the Lender in Dollars, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the Dollars so purchased exceed the sum originally due to the Lender in Dollars, the Lender agrees to remit to such Obligor such excess.

         SECTION 9.08. Governing Law; Submission to Jurisdiction. (a) This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Obligor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each Obligor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (c) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

         (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

         (d) Each Obligor agrees that service of process may be made on it by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to its address specified in Section 9.02, or by any other method of service provided for under the applicable laws in effect in the State of New York.

         SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS AND THE LENDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 9.11. Entire Agreement. This Agreement, the Note and the other Loan Documents embody the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to such subject matter.

         SECTION 9.12. Severability of Provisions. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.12.Master Agreement and Collateral Documents. Effective as of the Effective Date, each reference in the Master Agreement and any of the Collateral Documents executed prior to the Effective Date to "Credit Agreement" shall mean and refer to this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

EAGLE BULK SHIPPING INC.                      HAWK SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Chief Financial Officer                       Attorney-in-Fact

CARDINAL SHIPPING LLC                         HERON SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Attorney-in-Fact                              Attorney-in-Fact

CONDOR SHIPPING LLC                           JAEGER SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Attorney-in-Fact                              Attorney-in-Fact

FALCON SHIPPING LLC                           KESTREL SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Attorney-in-Fact                              Attorney-in-Fact


GRIFFON SHIPPING LLC                          KITE SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Attorney-in-Fact                              Attorney-in-Fact

HARRIER SHIPPING LLC                          MERLIN SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Attorney-in-Fact                              Attorney-in-Fact

OSPREY SHIPPING LLC                           SPARROW SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Attorney-in-Fact                              Attorney-in-Fact

PEREGRINE SHIPPING LLC                        TERN SHIPPING LLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Alan Ginsberg
         Attorney-in-Fact                              Attorney-in-Fact

SHIKRA SHIPPING LLC                           THE ROYAL BANK OF SCOTLAND PLC


By: ______________________________            By: ______________________________
         Alan Ginsberg                                 Leo Chang
         Attorney-in-Fact                              Attorney-in-Fact

                                   Schedule I

The Mandatory Cost Rate will be calculated in accordance with the following formula:

                  F x 0.01
                  --------
                     300

where on the day(s) of application of the formula:

F. is the rate of charge payable by the Lender to the Financial Services Authority pursuant to paragraph 2 of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b/2.03b shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of the Lender.

For the purposes of this Schedule:

Fee Base has the meaning ascribed to it for the purposes of, and all be calculated in accordance with, the Fees Regulations.

Fees Regulations means, as appropriate, either the Banking Supervision (Fees) Regulations 2000 or such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to March 31, 2001.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

If alternative or additional financial requirements are imposed which in the Lender's opinion make the formula set out above no longer appropriate, the Lender shall be entitled to stipulate such other formula as shall be suitable to apply in substitution for the formula set out above.

                                   Schedule II


                                Delivered Vessels

Owner                       Vessel           Flag                   Official No.
-----                       ------           ----                   ------------

Cardinal Shipping LLC       CARDINAL         Marshall Islands       2349
Condor Shipping LLC         CONDOR           Marshall Islands       2238
Falcon Shipping LLC         FALCON           Marshall Islands       2239
Griffon Shipping LLC        GRIFFON          Marshall Islands       2351
Harrier Shipping LLC        HARRIER          Marshall Islands       2240
Hawk Shipping LLC           HAWK I           Marshall Islands       2237
Heron Shipping LLC          HERON            Marshall Islands       2489
Jaeger Shipping LLC         JAEGER           Marshall Islands       2659
Kestrel Shipping LLC        KESTREL I        Marshall Islands       2658
Kite Shipping LLC           KITE             Marshall Islands       2352
Merlin Shipping LLC         MERLIN           Marshall Islands       2488
Osprey Shipping LLC         OSPREY I         Marshall Islands       2355
Peregrine Shipping LLC      PEREGRINE        Marshall Islands       2353
Shikra Shipping LLC         SHIKRA           Marshall Islands       2350
Sparrow Shipping LLC        SPARROW          Marshall Islands       2354
Tern Shipping LLC           TERN             Marshall Islands       2657



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